Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 14, 2020)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September 26, 2020 of $9,358,800 (or $2.43 per share diluted) compared to net income of $9,113,800 (or $2.24 per share diluted) in the third quarter of 2019.  For the nine months ended September 26, 2020, net income was $21,731,000 (or $5.63 per share diluted) compared to net income of $23,687,900 (or $5.76 per share diluted) for the same period last year.

Winmark Corporation creates, supports and finances business.  At September 26, 2020, there were 1,262 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 35 retail franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 26, 2020	December 28, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$8,267,400	$25,130,300
Restricted cash	50,000	50,000
Receivables, net	1,947,600	1,669,500
Net investment in leases - current	10,514,200	12,800,100
Income tax receivable	—	497,900
Inventories	85,100	86,000
Prepaid expenses	1,158,800	968,100
Total current assets	22,023,100	41,201,900

Net investment in leases – long-term	5,090,800	12,505,500
Property and equipment, net	2,439,100	2,772,600
Operating lease right of use asset	3,301,800	3,595,200
Goodwill	607,500	607,500
Other assets	458,300	492,500
Deferred income taxes	1,918,000	667,000
	$35,838,600	$61,842,200

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,236,100	$3,736,100
Accounts payable	1,272,700	1,015,000
Income tax payable	472,500	—
Accrued liabilities	2,478,000	2,783,100
Discounted lease rentals	1,522,500	2,680,700
Deferred revenue	1,675,200	1,717,000
Total current liabilities	11,657,000	11,931,900
Long-Term Liabilities:
Notes payable, net	$18,691,700	$21,868,800
Discounted lease rentals	763,000	836,900
Deferred revenue	7,270,000	7,858,500
Operating lease liabilities	5,417,500	5,846,100
Other liabilities	873,100	1,051,700
Total long-term liabilities	33,015,300	37,462,000
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,735,437 and 3,947,858 shares issued and outstanding	7,717,800	11,929,300
Retained earnings (accumulated deficit)	(16,551,500)	519,000
Total shareholders’ equity (deficit)	(8,833,700)	12,448,300
	$35,838,600	$61,842,200

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenue:
Royalties	$14,210,000	$13,808,800	$33,188,300	$38,223,400
Leasing income	2,695,800	4,375,500	12,040,800	12,733,800
Merchandise sales	631,200	704,500	1,746,800	2,037,300
Franchise fees	335,400	377,400	1,064,900	1,183,100
Other	404,600	414,700	1,225,700	1,238,700
Total revenue	18,277,000	19,680,900	49,266,500	55,416,300
Cost of merchandise sold	598,200	671,700	1,662,000	1,924,400
Leasing expense	510,900	572,400	2,443,700	1,642,000
Provision for credit losses	(339,600)	(55,500)	164,300	23,900
Selling, general and administrative expenses	5,009,700	6,217,600	15,719,100	19,637,900
Income from operations	12,497,800	12,274,700	29,277,400	32,188,100
Interest expense	(345,700)	(406,200)	(1,409,600)	(1,348,700)
Interest and other income (expense)	9,200	500	27,700	(5,900)
Income before income taxes	12,161,300	11,869,000	27,895,500	30,833,500
Provision for income taxes	(2,802,500)	(2,755,200)	(6,164,500)	(7,145,600)
Net income	$9,358,800	$9,113,800	$21,731,000	$23,687,900
Earnings per share - basic	$2.51	$2.39	$5.86	$6.19
Earnings per share - diluted	$2.43	$2.24	$5.63	$5.76
Weighted average shares outstanding - basic	3,730,490	3,808,863	3,710,112	3,829,329
Weighted average shares outstanding - diluted	3,857,702	4,065,301	3,857,754	4,112,318